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                                                                    EXHIBIT 32.1

        STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
                                       BY
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
       REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

                              Dated: March 11, 2004

         I, M. Peter Thomas, Chief Executive Officer of Superconductor Technologies Inc, herby certify that, to my knowledge, that:

         1. the accompanying Annual Report on Form 10-K of Superconductor Technologies for the annual period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

         IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

                                          /s/ M. Peter Thomas
                                          --------------------------------------
                                          M. Peter Thomas
                                          President and Chief Executive Officer

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